                           NON-COMPETITION AGREEMENT


         Non-Competition Agreement ("Agreement") dated as of ____________, 1998 between Advanced Communications Group, Inc. (the "Company"), a Delaware corporation and Mr. Rod K. Cutsinger ("Cutsinger"), a resident in the State of Texas.

         WHEREAS, the Company intends to conduct an initial public offering of its shares of common stock ("Shares") in conjunction with the consummation of the acquisition of certain target companies (the "Transaction").

         WHEREAS, the Company and Cutsinger are entering into this Agreement to establish certain arrangements with respect to the relationships between them.

         WHEREAS, the Company and Cutsinger believe that these arrangements will be in the best interests of the Company and all of its stockholders including Cutsinger.

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Consolidation Partners" shall mean Consolidation Partners L.L.C., a Texas limited liability company.

         1.2 "CPFF" shall mean Consolidation Partners Founding Fund, L.L.C., a Texas limited liability company.

         1.3 "Disinterested Directors" means directors of the Company who have no financial interest in and are not otherwise associated with CPFF, Consolidation Partners and any other affiliate of Cutsinger, and who are "disinterested directors" as that term is used in Section 144 of the Delaware General Corporate Law.


                                   ARTICLE II

                                NON-COMPETITION

         2.1 Non-Competition. For a period of five (5) years from the date of this Agreement, Cutsinger shall not directly or indirectly (through CPFF, Consolidation Partners or otherwise) own, manage, operate, finance, or have a material financial interest in, or be employed as an employee, agent or consultant by any telecommunications business engaged in any line of business conducted by the Company at the date of this Agreement in any service area in which the Company operates at the date of this Agreement provided that he may own a 5% or less interest in any publicly traded telecommunications company.

         2.2 Consideration. As consideration for the covenant set forth in
Section 2.1 above, the Company will pay Rod K. Cutsinger One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000) in cash upon his execution and delivery of this Agreement.



                                  ARTICLE III

                                 MISCELLANEOUS

         3.1 Remedies. Cutsinger and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party (or its affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

         3.2 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                  if to Cutsinger:





                  with copy to:

                  if to the Company:



         3.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

         3.4 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto; provided, however, that any amendment executed by the Company must prior thereto be approved by a majority of the Disinterested Directors.

         3.5 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware without regard to its conflict of law rules and principles.

         3.6 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         3.7 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

         3.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, Advanced Communications Group, Inc. and Rod K. Cutsinger have executed this Non-Competition Agreement as of the date first above written.




                                          -------------------------------------
                                          Rod K. Cutsinger


                                          Advanced Communications Group, Inc.



                                          -------------------------------------
                                          By: Richard P. Anthony, President and
                                              Chief Executive Officer